Exhibit 23.1

CONSENT OF STROOCK & STROOCK & LAVAN LLP

We hereby consent to the filing of our opinion which is Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-102087) of Premcor Inc. (the “Initial Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 23, 2003, as Exhibit 5.1 to the Registration Statement on Form S-1 of Premcor Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “462(b) Registration Statement”) and to the reference to our name under the caption “Legal Matters” in the prospectus included in the Initial Registration Statement and incorporated by reference in the 462(b) Registration Statement.

/S/    STROOCK & STROOCK & LAVAN LLP

January 23, 2003